AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2024

REGISTRATION NO. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGRIFORCE GROWING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation or organization)

Not applicable.

I.R.S. Employer Identification Number

3420

(Primary Standard Industrial Classification Code Number)

Vancouver, BC, Canada	V5Z 1C6
(Address of principal executive offices)	(Zip Code)

(604) 757-0952

(Telephone Number)

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

(516) 217-6379

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq.

12 E. 49th Street, 11th floor

New York, NY 10017

Phone: (516) 217-6379

Fax: (866) 705-3071

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 6, 2024

AGRIFORCE GROWING SYSTEMS, LTD.

Common Stock

This prospectus related to the offer and sale from time to time of up to 432,528,740 shares of common stock of AgriFORCE Growing Systems, Ltd. by the selling stockholders identified in this prospectus. The number of shares offered for sale by the selling stockholders consists of up to 32,528,740 shares of our common stock. We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby. The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. For further information regarding the possible methods by which the shares may be distributed, see the section titled “Plan of Distribution” beginning on page 44 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AGRI” and our Series A Warrants are listed on the Nasdaq Capital Market under the symbol “AGRI”. On May 6, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.14 per share.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2024.

We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus we have prepared and filed with the SEC. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. For investors outside of the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

I

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

The terms “AgriFORCE™,” the “Company,” “we,” “our” or “us” in this prospectus refer to AgriFORCE Growing Systems, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the prospectus supplement and any related free writing prospectus.

The terms “AgriFORCE,” the “Company,” “we,” “our” or “us” in this prospectus refer to AgriFORCE Growing Systems, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

RESALE PROSPECTUS

The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the Debentures and exercise of the Warrant, see below. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The Company shall receive no proceeds from this offering.

OUR BUSINESS

Overview

AgriFORCE™ was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, BC, Canada, V5Z 1C6.

Our Business

AgriFORCE™ is an “Ag-Tech” company with a primary focus to developing and utilizing our intellectual property assets for improvements dedicated to the agricultural industry. We believe that this goal is best achieved by using our proprietary IP for solutions in the agricultural industry as well as seeking development of new IP to both enhance the technology which we already retain in house as well as development of new technologies which can increase our footprint in the Ag-Tech space with expansion into other areas which have ESG ramifications.

Our AgriFORCE™ Brands division is focused on the development and commercialization of plant-based ingredients and products that deliver more nutritious food. We will market and commercialize ingredient supplies, like our Awakened Flour™ and Awakened Grains ™.

The AgriFORCE™ Solutions division is dedicated to transforming modern agriculture through our controlled environment agriculture (“CEA”) equipment, including our FORCEGH+™” solution. We are continuing to modify our business plan to accommodate artificial intelligence and blockchain in the development and implementation of FinTech systems to commercial farmers, and advancing on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

1

AgriFORCE™ Brands

UN(THINK)™ Foods

The Company purchased Intellectual Property (“IP”) from Manna Nutritional Group, LLC (“Manna”), a privately held firm based in Boise, Idaho on September 10, 2021. The IP encompasses a granted patent to naturally process and convert grain, pulses and root vegetables, resulting in low-starch, low-sugar, high-protein, fiber-rich baking flour as well as produces a natural sweetener juice. The core process is covered under Patent Nr. 11,540,538 in the U.S. and key international markets. The all-natural process is designed to unlock nutritional properties, flavors, and other qualities in a range of modern, ancient and heritage grains, pulses and root vegetables to create specialized all-natural baking and all-purpose flours, sweeteners, juices, naturally sweet cereals and other valuation products, providing numerous opportunities for dietary nutritional, performance and culinary applications.

During the year ended December 31, 2023, the Company has achieved milestones towards the commercialization of our UN(THINK) Awakened Flour™ flour, the Company’s first line of products to utilize the IP. Management has defined and tested its quality controls and safety protocols for production, and produced several multi-ton batches of germinated grains, refining and scaling production processes with our partners in Canada. We are also in the process of qualifying partners in the US to establish additional production hubs – at no additional CAPEX - which will support growth and reduce logistics costs for customers in the region. Additionally, we have established our supply chain logistics with a contracted shipping company and two warehouses in Canada and the US. Our commercial team made progress in defining pricing and is starting to approach US and Canadian Bakeries and Baked Goods Companies who are now testing our new flours for integration into their manufacturing operations and innovation pipeline. Online sales logistics and advertising materials were developed during the period to support the establishment of the direct-to-consumer sales channel which will be started once the Business to Business channel sales will ramp up. Lastly, the Company has developed an extensive number of recipes for the application of Awakened Flour™ product line for both customers and consumers.

The Company is developing several finished product prototypes including a line of pancake mixes, which are ready for consumer testing.

Wheat and Flour Market

Modern diet is believed to be a contributor to health risks such as heart disease, cancer, diabetes and obesity, due in part to the consumption of highly processed foods that are low in natural fiber, protein and nutrition; and extremely high in simple starch, sugar and calories. These “empty carbs” produce glycemic swings that may cause overeating by triggering cravings for food high in sugar, salt and starch. As an example, conventional baking flour is low in natural fiber (~ 2-3%), low-to-average in protein (~ 9%), and very high in starch (~ 75%)(4). Apart from dietary fiber, whole flour is only marginally better in terms of these macronutrients (5).

(4) Based on protein, fiber, and starch content results from a nationally certified independent laboratory, as compared to standard all-purpose flour.

(5) https://www.soupersage.com/compare-nutrition/flour-vs-whole-wheat-flour

2

In contrast, foods high in fiber help to satiate hunger, suppress cravings and raise metabolism(6). They also assist in weight loss, lower cholesterol, and may reduce the risk of cancer, heart disease and diabetes(7).

Advantages of the UN(THINK)™ Foods IP

Our Controlled Enzymatic Reaction & Endothermic Saccharification with Managed Natural Germination (“CERES-MNG”) patented process allows for the development and manufacturing of all-natural flours that are significantly higher in fibers, nutrients and proteins and significantly lower in carbohydrates and calories than standard baking flour.

CERES-MNG baking flour produced from soft white wheat has 40 times more fiber, three (3) times more protein and 75% less net carbohydrates than regular all- purpose flour(8).

Source: Independent analysis by Eurofins Food Chemistry Testing Madison, Inc, February 2022

The CERES-MNG patent will help develop new flours and products from modern, ancient and heritage grains, seeds, legumes and tubers/root vegetables.

(6) https://my.clevelandclinic.org/health/articles/14400-improving-your-health-with-fiber

(7) https://www.health.harvard.edu/blog/fiber-full-eating-for-better-health-and-lower-cholesterol-2019062416819

(8) Based on protein, fiber, and starch content results from a nationally certified independent laboratory, as compared to standard all-purpose flour.

3

Products that AgriFORCE™ intends to develop for commercialization from the CERES-MNG patented process under the UN(THINK)™ foods brand:

-	High protein, high fiber, low carb modern, heritage and ancient grain flours (for use in breads, baked goods, doughs, pastry, snacks, and pasta)
-	Protein flours and protein additives
-	High protein, high fiber, low carb cereals and snacks
-	High protein, high fiber, low carb oat based dairy alternatives
-	Better tasting, cleaner label, high protein, high fiber, low carb nutrition bars
-	High protein, high fiber, low carb nutrition juices
-	Sweeteners – liquid and granulated
-	High protein, high fiber, low carb pet foods and snacks

We intend to commercialize these products behind three (2) main sales channels:

-	Branded ingredients (B2B)
-	Consumer branded products (B2B and B2C)

Successful commercialization of premium specialized products from the UN(THINK)™ foods IP and the capture of a small percentage share of the category is a notable business opportunity for AgriFORCE™.

	Breads & Bakery (2)	Whole Wheat Flours (1)	Pulse Flours (3)	Dairy Alternatives	Cereal Bars (4)	Total
Global market size of target categories	$235B	$72B	$19B	$23B	$23B
Potential market share	0.1%	0.2%	1%	0.01%	0.01%
AgriFORCE™ potential net revenues	$200M	$140M	$190M	$20M	$20M	$560M

Sources: Future Market Insights Reports, June 2022 (2), October 2022 (1), January 2023 (3) and October 2022 (4), .

4

To produce the UN(THINK)™ power wheat flour, we are using our patented process to develop a new germinated whole grain wheat flour, which we have qualified and made available for sale through November 2023 in Canada and the USA, under the UN(THINK)™ Awakened Flour™ brand. This new Awakened Grains™ flour – available in 3 types: hard white wheat and hard red wheat for breads and soft white wheat for bakery and pastries – will provide enhanced nutrition with over five times more fiber, up to two times more protein and 23% less net carbs versus conventional all-purpose flour (source: Eurofins Food Chemistry Madison, Inc, December 2022).

GROWTH PLAN

AgriFORCE™’s organic growth plan is to actively establish and deploy the commercialization of products in four distinct phases:

PHASE 1 (COMPLETED):

●	Product and process testing and validation. (completed)
●	Filing of US and international patents. (completed)
●	Creation of the UN(THINK)™ foods brand. (completed)
●	Qualification and operational and commercial set up of the Awakened Grains™ line of products. (completed)

PHASE 2:

●	Launch of the UN(THINK)™ Awakened Flour™ lightly germinated flour range of products in business to business (“B2B”) channel. (completed)
●	Develop range of finished products behind the wheat grain flours, qualify patented process for pulse/legume, and rice-based protein flours
●	Drive business as ingredients for bakery, snack and plant-based protein products manufacturers.
●	Develop relationships with universities, nonprofit organizations and civic organizations focused on health in underserved communities to research impact of patented flour on nutrition.

PHASE 3:

●	Develop range of finished products behind the wheat grain flours, qualify patented process for pulse/legume, and rice-based protein flours.
●	Drive business as ingredients for bakery, snack and plant-based protein products manufacturers.
●	Develop manufacturing base through partnerships and licensing.

PHASE 4:

●	Expand product range in US/Canada.
●	Expand business to other geographies internationally.

AgriFORCE Solutions

Understanding Our Approach –Bringing Cutting Edge Technology to Enhance and Modernize Agriculture

Traditional farming includes three fundamental approaches: outdoor, greenhouse and indoor. We are taking modern technologies such as artificial intelligence (“AI”) and blockchain–based advances to bring what is traditionally a low technology industry into the 21st century. This approach means that we are able to reach into areas not readily available to agricultural businesses in the past, such as advanced Fintech to enhance financing capabilities for these businesses and more readily provide advanced intelligence for farmers. These technologies can also be applied to worldwide sourcing and matching food producers to consumers in an efficient manner.

Our intellectual property combines a patented uniquely engineered facility design and automated growing system to solve excessive water loss and high energy consumption, two problems plaguing nearly all controlled environment agriculture systems. FORCEGH+ delivers a patented clean, sealed, self-contained micro-environment that maximizes natural sunlight and offers supplemental LED lighting. It limits human intervention and is designed to provide superior quality control through AI optical technology. It was also created to drastically reduce environmental impact, substantially decrease utility demands, conserving water, while delivering customers daily harvests and higher crop yields.

5

The Ag-Tech sector is severely underserved by the capital markets, and we see an opportunity to acquire global companies who have provided solutions to the industry and are leading innovation moving forward. The robustness of our engagement with potential targets has confirmed our belief and desire to be part of a larger integrated Ag-Tech solutions provider, where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint.

The Company intends to continue development and license its technology to existing farmers in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique patented facility design and hydroponics based automated growing system that enable farmers to effectively grow crops in a sealed controlled environment (“FORCEGH+™”). The Company has designed FORCEGH+™ facilities to produce crops in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible while substantially eliminating the need for the use of pesticides, fungicides and/or irradiation. The Company continues to develop its solution for fruits and vegetables focusing on the integration of its current structure with a new form of vertical grow technology.

BUSINESS PLAN

The Company will launch a full line up of Hydroxyl Devices and start commercializing the Hydroxyl Devises into the US market of CEA and Food Manufacturing. The Company will identify and establish exclusive distribution agreement for the EMEA region as well Expand Distribution Network into Latin America and Asia. The Company will also advance on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

The Company is exploring opportunities to utilize its patented FORCEGH+™ structure and its related technologies in joint ventures and licensing. The Company is also studying the utilization of FORCEGH+ technologies in arctic, tropical and desert environments. The Company intends to continue development of and license of its technology to existing farmers in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique patented facility design and hydroponics based automated growing system that enable farmers to effectively grow crops in a sealed controlled environment (“FORCEGH+™”).

The Company also looks to expand its efforts into development of blockchain solutions and the implementation of these solutions into FinTech systems to allow quicker and less costly transactions between commercial farmers.

The Company is exploring opportunities to utilize its patented FORCEGH+™ structure and its related technologies in joint ventures and licensing. The Company is also studying the utilization of FORCEGH+ technologies in arctic, tropical and desert environments and artificial intelligence and blockchain in the development and implementation of FinTech systems to commercial farmers, and advancing on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

The AgriFORCE Clean Solutions

The Company’s Solutions division is charged with the commercialization of our FORCEGH+ technology and our RCS clean room systems. The Company has also begun to advance its initiative to integrate blockchain in the development and implementation of FinTech systems for commercial farmers.

6

We have a worldwide license to commercialize the proprietary hydroxyl generating devices of Radical Clean Solutions, Inc. (“RCS”) for the CEA and food manufacturing industries. The RCS technology is a product line consisting of patent-pending “smart hydroxyl generation systems” focused on numerous industry verticals that is proven to eliminate 99.99+% of all major pathogens, virus, mold, volatile organic compounds (VOCs) and allergy triggers(8).

On October 1, 2023, the Company signed a definitive agreement to purchase a 14% ownership stake in RCS.

The Company generated its first revenue from the sale of RCS devices in late 2023. During 2023, the Company signed an exclusive distribution agreement with a leading distributor of air conditioning and heating solutions in Mexico for the representation and sale of the AgriFORCE/RCS hydroxyl generating devices for greenhouses and food manufacturing facilities for the territory of Mexico. The first products were delivered in October 2023 pursuant to purchase orders for the products.

The Company will continue to expand sales into Mexico through its distributor, Commercializadora DESICO. Based on its sale into the poultry industry in Mexico, the Company is expanding its distribution of its Clean System solutions into other Latin American markets and the United States.

(8) BCI Labs, Gainesville Florida, February 2022; and various institutional studies.

BUSINESS PLAN

2024

●	Continue introduction into the Mexico market with our exclusive distributor
●	Identify and set up exclusive distribution agreements for the EMEA region
●	Start commercializing the Hydroxyl Devices into the US market of CEA and Food Manufacturing
●	Launch full line up of Hydroxyl Devices : in-Duct HVAC unit, Portable Industrial QuadPro Unit, Small Rooms Wall-Mount unit

2025

●	Expand Distribution Network into Latin America and Asia.

Merger and Acquisition (“M&A”)

The Company plans to evaluate accretive M&A opportunities of an appropriate scale as it progresses with its ongoing business plans surrounding its already owned IP and improvements thereto. Any M&A propositions must be of a size and scale which works to complement the Company’s ongoing business in terms of allocation of resources.

The Company intends to focus any M& A activity to targets which are focused in the Ag-Tech space with emphasis on businesses which can also increase our ESG footprint. This refocused M&A strategy will ensure that proper personnel and economic resources are allocated to the Company’s ongoing businesses, while refocusing efforts on synergistic opportunities which work to enhance the Company’s existing assets.

As a result of this refocus of the M&A strategy, the following formerly considered acquisition opportunities are no longer being considered by the Company:

Delphy Groep BV Acquisition

●	On February 10, 2022, the Company signed a definitive share purchase agreement (the “Delphy Agreement”) to acquire Delphy, a Netherlands-based Ag-Tech consultancy firm, for €23.5 million through a combination of cash and stock.
●	On May 25, 2023, the parties mutually terminated the share purchase agreement after extensive due diligence, an evaluation of the historical and projected financial information, potential for impairment risk as well as current market conditions.

Deroose Plants NV Binding Letter of Intent

●	On February 23, 2022, the Company signed a binding letter of intent (the “Deroose LOI”) with Deroose Plants NV (“Deroose”).
●	The Deroose LOI was subject to completion of standard due diligence and entry into a definitive purchase agreement.
●	The Company is no longer pursuing this acquisition opportunity.

7

Stronghold Land Acquisition

●	On August 30, 2022, the Company entered into a Purchase and Sale Agreement (“PSA”) with Stronghold Power Systems, Inc. (“Stronghold”) to purchase approximately 34 acres of land in Coachella California.
●	As at March 31, 2023 the prefunded warrants issued were rescinded and the warrants were rendered null and void as the Company presented termination notice to Stronghold.
●	On October 12, 2023, the Company was served a complaint filed in the Superior Court of California from Stronghold for breach of contract in relation to the PSA. The Company denies any liability, other than what is already recorded in the financial statements and will vigorously defend the claims made against the Company.

Berry People LLC Binding Letter of Intent

●	On January 24, the Company announced it has entered a binding letter of intent (“BP LOI”) to acquire Berry People LLC, (“Berry People”).
●	The Company is no longer pursuing this acquisition opportunity.

Corporate Structure

The Company currently has the following wholly-owned subsidiaries, which perform the following functions – AgriFORCE Investments holds the Company’s U.S. investments, West Pender Holdings retains real estate assets, West Pender Management is a management company, AGI IP holds the Company’s intellectual property in the U.S., un(Think) Food Company will manufacture food products in the U.S. and un(Think) Food Company Canada Ltd. manufactures food products in Canada:

Name of Subsidiary	Jurisdiction of Incorporation	Date of Incorporation
AgriFORCE Investments Inc. (US)	Delaware	April 9, 2019
West Pender Holdings, Inc.	Delaware	September 1, 2018
AGI IP Co.	Nevada	March 5, 2020
West Pender Consulting Company*	Nevada	July 9, 2019
un(Think) Food Company	Nevada	June 20, 2022
un(Think) Food Company Canada Ltd.**	British Columbia	December 4, 2019
AgriFORCE Europe BV***	Belgium	March 29, 2023
AgriFORCE Belgium BV***	Belgium	March 29, 2023
GrowForce BV***	Belgium	June 19, 2023
AgriFORCE (Barbados) Ltd.***	Barbados	October 14, 2022

*	West Pender Consulting Company changed its name from West Pender Management Co. on August 1, 2022.
**	un(Think) Food Company Canada Ltd. changed its name from Daybreak AG Systems Ltd. on August 19, 2022.
***	Entities have been dissolved.

Summary Three Year History

From the date of Incorporation (December 22, 2017) to the date of this filing, the Company has largely been engaged in completion of its initial corporate organization, assembling its management team, completing the design and engineering of its IP and filing the appropriate intellectual property protection and taking the initial steps to implement its business plan through the commencement of initial operations. Significant milestones during the three-year period ended December 31, 2023 are as follows:

●	On February 18, 2022, the Company signed a license agreement with Radical Clean Solutions Ltd (“Radical”), a New York corporation that has developed a patent pending product line consisting of smart hydroxyl generation systems to eliminate 99.99+% of all pathogens, virus, mold, volatile organic compounds and allergy triggers, to commercialize the proprietary hydroxyl generating devices within the CEA and food manufacturing industries. The license grants the rights to AgriFORCE™ in perpetuity as well as joint patent ownership rights for application in CEA.

●	On May 18, 2022, the Company completed the acquisition of the food processing intellectual property of Manna Nutritional Group (Manna).

●	On January 3, 2023, the Manna patent, which encompasses a process to naturally convert grain, pulses and root vegetables, resulting in low-starch, low-sugar, high-protein, fiber-rich baking flour as well as produces a natural sweetener juice, was approved by the US Patents Office and the title was transferred to the Company.

●	On October 18, 2023, the Company delivered its first shipment of hydroxyl generating devices.

8

Financing

On June 30, 2022, the Company entered into security purchase agreements with certain accredited investors (the “Debenture Investors”) for the purchase of $14,025,000 in convertible debentures (the “First Tranche Debentures”) due December 31, 2024. The Debentures were convertible into common shares at $111.00 per share. The Convertible Debt Investors had the right to purchase additional tranches of $5,000,000 each, up to a total additional principal amount of $33,000,000. In addition, the Debenture Investors received 82,129 warrants at a strike price of $122.10, which expire on December 31, 2025 (the “First Tranche Debenture Warrants”). The Debenture Warrants and Debentures each have down round provisions whereby the conversion and strike prices will be adjusted downward if the Company issues equity instruments at lower prices.

On January 17, 2023, the Debenture Investors purchased additional tranches totaling $5,076,923 (the “Second Tranche Debentures”) and received 53,226 warrants (the “Second Tranche Debenture Warrants”). The Second Tranche Debentures and Debenture Warrants were issued with an exercise price of $62.00 and expire on July 17, 2025. The issuance of the additional tranches triggered the down round provision, adjusting the exercise prices of the First Tranche Debentures and the First Tranche Debenture Warrants to $62.00.

On June 20, 2023 the Company issued 20,000 common shares with 20,000 warrants via a private placement for consideration of $250,000.

During the year ended December 31, 2023, the Company issued 124,652 common shares for cash under the ATM agreement for net proceeds of $939,695. The issuance triggered the down round provision, adjusting the exercise prices of the First and Second Tranche Debentures as well as the First and Second Tranche Debenture Warrants to $5.50.

On October 18, 2023, a Debenture Investor purchased an additional tranche totaling $2,750,000 in convertible debentures (the “Third Tranche Debentures”) and received 620,230 warrants (the “Third Tranche Debenture Warrants”). The Third Tranche Debentures and Debenture Warrants were issued with an exercise price of $2.62 and expire on April 18, 2027. The issuance of the additional tranche further triggered the down round provision, adjusting the exercise prices of the First and Second Tranche Debentures as well as the First and Second Tranche Debenture Warrants to $2.62.

On November 30, 2023, a Debenture Investor purchased an additional tranche totaling $2,750,000 in convertible debentures (the “Fourth Tranche Debentures”) and received 1,986,112 warrants (the “Fourth Tranche Debenture Warrants”). The Fourth Tranche Debentures and Debenture Warrants were issued with an exercise price of $0.90 and expire on May 30, 2027. The issuance of the additional tranche further triggered the down round provision, adjusting the exercise prices of the First, Second and Third Tranche Debentures as well as the First, Second and Third Tranche Debenture Warrants to $0.90.

On February 21, 2024, a Convertible Debt Investor purchased an additional tranche of $1,100,000 in convertible debentures (the “Fifth Tranche Debentures”) and received 3,341,122 warrants (the “Fifth Tranche Debenture Warrants”). The Fifth Tranche Debentures and Debenture Warrants were issued with an exercise price of $0.214 and expire on August 21, 2027. The issuance of the additional tranche triggered the down round provision, adjusting the exercise prices of the First, Second, Third, and Fourth tranche of Debentures and the First, Second, Third, Fourth tranche of Debenture Warrants to $0.214.

The First, Second, Third, Fourth and Fifth Tranche Debentures (the “Debentures”) have an interest rate of 5% for the first 12 months, 6% for the subsequent 12 months, and 8% per annum thereafter. Principal repayments will be made in 25 equal installments which began on September 1, 2022 for the First Tranche Debentures, July 1, 2023 for the Second Tranche Debentures, January 1, 2024 for the Third Tranche Debentures, May 1, 2024 for the Fourth Tranche Debentures and August 1, 2024 for the Fifth tranche Debentures. The Debentures may be extended by nine months at the election of the Company by paying a sum equal to nine months interest on the principal amount outstanding at the end of the 18th month, at the rate of 8% per annum.

All financings per the above were issued in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Intellectual Property

In accordance with industry practice, the Company protects its proprietary products, technology and its competitive advantage through a combination of contractual provisions and trade secret, copyright and trademark laws in Canada, the United States and in other jurisdictions in which it conducts its business. The Company also has confidentiality agreements, assignment agreements and license agreements with employees and third parties, which limit access to and use of its intellectual property.

9

Patents

Patent Application #	Application Date	Expiry Date	Title	Case Status	Country
2001/2096	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Pending	Barbados
3151492	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Pending	Canada
202080073940.7	26-Aug-2020		AUTOMATED GROWING SYSTEMS	Pending	China
20858811.1	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Pending	European Patent Office
TT/A/2022/00024	26-Aug-2020		AUTOMATED GROWING SYSTEMS	Abandoned (p)	Trinidad & Tobago
11528859	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Registered	United States
17/983109	08-Nov-2022		AUTOMATED GROWING SYSTEMS	Application allowed	United States
PCT/CA2023/051251	21-Sep-2023		PROCESS AND SYSTEM FOR GROWING PLANTS USING CLONE TO FLOWER MODEL	Pending	Patent Cooperation Treaty
2018215090	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Application allowed	Australia
3051860	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	Canada
18747157.8	31-Jan-2018		HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	European Patent Office
201917032603	31-Jan-2018		HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	India
755792	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	New Zealand
11540538	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR, SWEETENED LIQUID, SWEETENERS, CEREALS, AND METHODS FOR PRODUCTION THEREOF	Registered	United States
17/963690	11-Oct-2022		HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR, SWEETENED LIQUID, SWEETENERS, CEREALS, AND METHODS FOR PRODUCTION THEREOF	Application filed	United States
2001/2057	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Pending	Barbados
3132672	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Granted	Canada
CN202080033944.2	06-Mar-2020		STRUCTURES FOR GROWING PLANTS	Pending	China
20765629.9	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Pending	European Patent Office
TT/A/2021/00093	06-Mar-2020		STRUCTURES FOR GROWING PLANTS	Abandoned (p)	Trinidad & Tobago
11582918	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Registered	United States
18/096417	12-Jan-2023		STRUCTURES FOR GROWING PLANTS	Application allowed	United States

10

Trademarks

Application #	Application Date	Expiry Date	Title	Case Status	Country
1997835	26-Nov-2019		AGRIFORCE	In examination	Canada
018243244	22-May-2020		AGRIFORCE	Registered	European Union Intellectual Property Office
UK00918243244	22-May-2020		AGRIFORCE	Registered	United Kingdom
88/930218	22-May-2020		AGRIFORCE	Suspended	United States
2044675	07-Aug-2020		FORCEFILM	TM Application filed	Canada
018389838	04-Feb-2021		FORCEFILM	Registered	European Union Intellectual Property Office
90/124842	19-Aug-2020		FORCEFILM	Suspended	United States
2127781	18-Aug-2021		UN(THINK)	TM Application filed	Canada
018572674	06-Oct-2021		UN(THINK)	Application filed	European Union Intellectual Property Office
1669126	18-Feb-2022		UN(THINK)	Pending	Madrid Protocol (TM)
90/897689	23-Aug-2021		UN(THINK)	Suspended	United States
2196090	06-Jul-2022		C2F	TM Application filed	Canada
97/495313	08-Jul-2022		C2F	Suspended	United States
2198964	20-Jul-2022		AWAKENED GRAINS	TM Application filed	Canada
97/527128	29-Jul-2022		AWAKENED GRAINS	Suspended	United States
2207782	02-Sep-2022		FORCEGH+	Approved	Canada
97/605026	23-Sep-2022		FORCEGH+	Suspended	United States
2243222	02-Mar-2023		AWAKENED FLOUR	TM Application filed	Canada
1752858	01-Sep-2023		AWAKENED FLOUR	Registered	Madrid Protocol (TM)
97/824500	06-Mar-2023		AWAKENED FLOUR	Suspended	United States
TMA1175334	24-Jan-2019		PLANET LOVE	Registered	Canada
UK00801504091	24-Jul-2019		PLANET LOVE	Registered	United Kingdom
1504091	24-Jul-2019		PLANET LOVE	Registered	Madrid Protocol (TM)
6197554	24-Jul-2019		PLANET LOVE	Registered	United States
UK00801494234	30-Aug-2019		CANIVATE	Registered	United Kingdom
1494234	30-Aug-2019		CANIVATE	Registered	Madrid Protocol (TM)
6191972	30-Aug-2019		CANIVATE	Registered	United States
UK00801494231	30-Aug-2019		THE CANIVATE WAY	Registered	United Kingdom
1494231	30-Aug-2019		THE CANIVATE WAY	Registered	Madrid Protocol (TM)
6182017	30-Aug-2019		THE CANIVATE WAY	Registered	United States

Competitor Comparison and Differentiation

Solutions

The Company believes that it has no direct competitors who provide a proprietary facility design and automated grow system as well as a system of operational processes designed to optimize the performance of the Company’s grow houses. On a broader basis, the competitive landscape includes greenhouse vendors, agriculture systems providers, automated grow system vendors, and system/solutions consultants.

11

The Company believes it has developed one of the world’s most technologically advanced indoor agriculture systems by focusing on competitive differentiators to deliver vastly improved results beyond conventional indoor approaches. By conceiving new IP, as well as utilizing tried trued tested existing Ag-Tech and Bio-Tech solutions, the Company delivers integrated unique architectural design, intelligent automation and advanced growing processes to create precisely controlled growing environments optimized for each nominated crop variety. These precision ecosystems should enable the Company to cost-effectively produce the cleanest, greenest and most flavorful produce, as well as consistent medical-grade plant-based nutraceuticals and pharmaceuticals, available.

The Company believes that is has the rights to one of the world’s most effective and safe purification solutions via its license and ownership in Radical Clean Solutions. The Company understands that it has competition, however, the quality of the construction and design of the Radical Clean Solutions has proven to highly effective for the Company’s customers.

Brands

Our patented technology naturally processes and converts grains, pulses, and root vegetables into low-starch, low-sugar, high-protein fiber-rich baking flour products. The Company is developing a range of consumer products to transform the consumers’ diet in multiple verticals.

The Company’s UN(THINK)™ power flour has 40 times more fiber, 3 times more protein, and 75% less net carbs than regular all-purpose flour8.

(8) Based on protein, fiber, and starch content figures from a nationally certified independent laboratory, as compared to standard all-purpose flour.

Recent Developments

Management Restructuring

On July 18, 2023, the Company announced a restructuring of management. Ingo Mueller departed from his position as CEO and Chair of the Board. Richard Wong was concurrently appointed as interim CEO, and David Welch and John Meekison each assumed the role of Co-Chair of the Board. Ingo Mueller served as a director of the Company until the shareholder meeting dated September 27, 2023 at which time he was not re-elected and ceased to serve as a director. On November 10, 2023, David Welch was appointed Board Chair. The Company is currently evaluating options regarding the appointment of a fulltime CEO.

On January 25, 2024, Troy McClellan , President of AgriFORCE Solutions, submitted a letter of resignation to the Company. On January 25, 2024, the Company accepted his resignation and deemed it effective immediately pursuant to Section 7.3 of his employment agreement with the Company which permits waiver by the Company of Mr. McClellan’s notice period (through March 31, 2024) and corresponding acceleration of the resignation date.

On February 10, 2024, Richard Wong resumed his original role as Chief Financial Officer in order to focus on finance and accounting matters for the Company. Effective as of the same day, Jolie Kahn was appointed Executive Turnaround Consultant to support the Company’s operational growth and expansion efforts. Jolie Kahn shall report to David Welch, Chairman of the Board of Directors of the Company, who shall act as Executive Chairman until such time as a permanent Chief Executive Officer is appointed.

On February 19, 2024, Margaret Honey resigned as a Director of the Company to pursue other interests. The resignation is not the result of any disagreement with the Company.

12

Employees

As of May 6, 2024, the Company has seven (7) employees and three (3) consultants /contractors. The Company also relies on consultants and contractors to conduct its operations. The Company anticipates that it will be hiring additional employees to support its planned activities.

Operations

The Company primary operating activities are in Idaho, USA and Saskatoon, Canada. The Company’s head office is located in Vancouver, Canada.

Status as an Emerging Growth Company

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Corporate Information

AgriFORCE™ Growing Systems Ltd. was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company currently leases office space at 2233 Colombia Street, Suite 300, Vancouver, B.C., V5Y 0M6 as its principal office. The Company believes the office is in good condition and satisfy its current operational requirements. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019 the Company changed its name from Canivate Growing Systems Ltd. to AgriFORCE™ Growing Systems Ltd.

Use of proceeds	We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby.

Dividend policy	We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	You should read the “Risk Factors” section beginning on page 14 and the other information included in this prospectus for a discussion of factors to consider before deciding to invest in shares of our Class A common stock

Market Symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the symbol “AGRI” and our Series A Warrants under the symbol “AGRIW”.

13

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 and each subsequent filed quarterly report on Form 10-Q and current reports on Form 8-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Risks Relating to the Company’s Business

The Company is an early stage company with little operating history, a history of losses and the Company cannot assure profitability.

The Company currently has little revenues and does not have any significant history of revenue generating operations. The Company has been involved in the design and development of its CEA FORCEGH+™ facility, acquisition, the sales and development of Hydroxyl generating devices and advancement of the UN(THINK)™ foods IP, product base, and transacting with potential revenue generating acquirees. While the Company has invested considerably in these business plans, no FORCEGH+™ facility has been constructed to date, the Company has not generated revenue from UN(THINK)™, nor has the Company completed any acquisition of revenue generating companies. The commercial or operating viability of the Company’s business plans have not been proven. There is no assurance that the revenue generated from its operations, and if those revenues, when and if generated, will be sufficient to sustain operations, nonetheless achieve profitability.

14

There is no assurance that the Company’s FORCEGH+™ facilities will operate as intended.

The Company’s initial state of its business operations will be to construct and deploy and license its initial FORCEGH+. Accordingly, this component of the Company’s business plan is subject to considerable risks, including:

●	the costs of constructing and operating the laboratories may be greater than anticipated;
●	the potential offtake partners who have indicated a willingness to deploy the laboratories at their existing cultivation operations may withdraw and determine not to deploy the laboratories;
●	there is no assurance that the facilities will deliver the intended benefits of high production yields, lower crop losses and reduced operation costs;
●	if the company is not able to fully develop the grow house or it does not operate as intended, it could prevent the company from realizing any of its business goals or achieving profitability;
●	the costs of constructing the grow houses may be greater than anticipated and the Company may not be able to recover these greater costs through increases in the lease rates, license fees and services fees that it charges to its customers; and
●	the costs of operating the grow house may be greater than anticipated.

There is no assurance that UN(THINK)™ will operate as intended.

The Company’s plans for developing and advancing the UN(THINK)™ are in its preliminary stages. The Company has yet to fully launch their range of products in either the B2B or D2C channels. Accordingly, this component of the Company’s business plan is subject to considerable risks, including:

●	the potential B2B sales may not achieved the planned levels of sales;
●	there is no assurance that the Company’s production partners will deliver the planned production levels or scale;
●	the quality of product from the co-manufacturing may not be sufficient.
●	the cost from co-manufacturing may be greater than anticipated.
●	the demand for the products may not be as high as predicted.
●	the pricing of the products may deter potential buyers and may not cover the cost of production.
●	the brand may not attract sufficient volume.

There is no assurance that Hydroxyl Generating Systems will operate as intended.

The Company’s plans for developing and expanding sales of the AgriFORCE Clean Solutions are in its preliminary stages. The Company has yet to generate remarkable sales of its Hydroxyl products. Accordingly, this component of the Company’s business plan is subject to considerable risks, including:

●	the quality of product from the co-manufacturing may not be sufficient.
●	the cost from co-manufacturing may be greater than anticipated.
●	the demand for the products may not be as high as predicted.
●	the pricing of the products may deter potential buyers and may not cover the cost of production.
●	the brand may not attract sufficient volume.
●	the quality of product from the co-manufacturing may not be sufficient.

We may not realize the anticipated benefits of, and synergies from, acquisitions and may become responsible for certain liabilities and integration costs as a result.

The businesses we have proposed to acquire have previously operated independently from us. The proposed integrations of our operations with the proposed businesses acquisitions are intended to result in financial and operational benefits, and business synergies. There can be no assurance, however, regarding when or the extent to which we will be able to realize these and other benefits. Integration may also be difficult, unpredictable, and subject to delay because of possible company culture conflicts, system integrations, regulatory compliance, and other factors. Difficulties associated with the integration of the proposed business acquisitions could have a material adverse effect on our business.

Fluctuations in the exchange rate of foreign currencies could result in losses.

We incur a portion of our operating expenses in Canadian dollars, and in the future, as we expand into other foreign countries, we expect to incur operating expenses in other foreign currencies. We are exposed to foreign exchange rate fluctuations as the financial results of our international operations are translated from the local functional currency into U.S. dollars upon consolidation. A decline in the U.S. dollar relative to foreign functional currencies would increase our non-U.S. revenue and improve our operating results. Conversely, if the U.S. dollar strengthens relative to foreign functional currencies, our revenue and operating results would be adversely affected. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exchange rate exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets.

15

The Company will require additional financing and there is no assurance that additional financing will be available when required.

The Company will require substantial additional capital in order to execute its business plan. Existing funds will not be sufficient and additional financing will be needed for this purpose and for other purposes. The Company plans to achieve this additional financing through equity and/or debt financing which will likely be dilutive to the position of then current shareholders. However, there is no assurance that this financing will be available at favorable terms, if at all, when required, given the Company’s small asset base and current lack of revenue.

The Company had negative cash flow for the year ended December 31, 2023.

The Company had negative cash flows from operating activities for year ended December 31, 2023. To the extent that the Company has negative cash flows from operating activities in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Company will be able to generate a positive cash flow from operating activities, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to the Company. The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from management’s expectations. The process for estimating the Company’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations. As a result, the Company’s revenue, net income and cash flow may differ materially from the Company’s projected revenue, net income and cash flow.

The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure, growth, regulatory compliance and operations.

The Company expects to incur significant ongoing costs and obligations related to its planned investments. To the extent that these costs may be greater than anticipated or the Company may not be able to generate revenues or raise additional financing to cover these costs, these operating expenses could have a material adverse impact on the Company’s results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could increase costs and have a material adverse effect on the business, results of operations and financial condition of the Company. The Company may not be able to recover sufficient revenues to offset its higher operating expenses or to recoup its initial capital investment. The Company may incur significant losses in the future for a number of reasons, including, unforeseen expenses, difficulties, complications and delays, and other unknown events. If the Company is unable to achieve and sustain profitability, the market price of our securities may significantly decrease.

16

There is no assurance the Company will be able to repatriate or distribute funds for investment from the United States to Canada or elsewhere.

In the event that any of the Company’s investments, or any proceeds thereof, any dividends or distributions there from, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable federal laws, rules and regulations or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada or elsewhere.

The Company may not be able to effectively manage its growth and operations, which could materially and adversely affect its business.

If the Company implements it business plan as intended, it may in the future experience rapid growth and development in a relatively short period of time. The management of this growth will require, among other things, continued development of the Company’s financial and management controls and management information systems, stringent control of costs, the ability to attract and retain qualified management personnel and the training of new personnel. The Company intends to utilize outsourced resources, and hire additional personnel, to manage its expected growth and expansion. Failure to successfully manage its possible growth and development could have a material adverse effect on the Company’s business and the value of the shares.

The Company may face significant competition from other facilities.

Many other businesses in California engage in similar activities to the Company, leasing commercial space to agricultural producers generally, and providing additional products and services to similar customers. The Company cannot assure you that it will be able to compete successfully against current and future competitors. Competitive pressures faced by the Company could have a material adverse effect on its business, operating results and financial condition.

The Company may face significant competition from other nutritious food companies.

We face significant competition from other nutritious food companies. Many of our competitions may have established brands, more experience and competency in the industry, larger fulfillment infrastructure, significantly more marketing and other financial resources, and larger customers bases than we do. These factors may allow our competitions to achieve greater net sales and profits. The significant competition faced by the Company could have a material adverse effect on its business, operating results and financial condition.

If we are unable to protect our intellectual property, our business may be adversely affected.

There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties. Currently, our intellectual property includes provisional patents, patent applications, trademarks, trademark applications and know-how related to business, product and technology development. We plan on taking the necessary steps, including but not limited to the filing of additional patents as appropriate. There is no assurance any additional patents will issue or that when they do issue they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. Nonetheless, we currently rely on contractual obligations of our employees and contractors to maintain the confidentiality of our products. To compete effectively, we need to develop and continue to maintain a proprietary position with respect to our technologies, and business. The risks and uncertainties that we face with respect to intellectual property rights principally include the following:

●	Provisional protection may not result in full patents being granted, and any full patent applications that we file may not result in issued patents or may take longer than expected to result in issued patents;

●	we may be subject to interference proceedings;

●	other companies may claim that patents applied for by, assigned or licensed to, us infringe upon their own intellectual property rights;

●	we may be subject to trademark opposition proceedings in the U.S. and in foreign countries;

17

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us as invalid, unenforceable or not infringed;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies that we have licensed or developed;

●	any patents issued to us may expire and competitors may utilize the technology found in such patents to commercialize their own products; and

●	enforcement of patents is complex, uncertain and expensive.

It is also possible that others may obtain issued patents that could prevent us from commercializing certain aspects of our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. If we license patents, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Furthermore, there can be no assurance that the work-for-hire, intellectual property assignment and confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know- how or other proprietary information. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy. The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.

Impairments of the carrying amounts of intangible asset could negatively affect our financial condition and results of operations.

Our intangible asset balance consists of our patented process to develop germinated whole grain wheat flour. We test our assets for impairment annually or more frequently if events or circumstances indicate it is more likely than not that the fair value of our intangible asset is less than its carrying amount. Such events and circumstances could include a sustained decrease in our market capitalization, increased competition or unexpected loss of market share, increased input costs beyond projections (for example due to regulatory or industry changes), disposals of significant components of our business, unexpected business disruptions, unexpected significant declines in operating results, or significant adverse changes in the markets in which we operate. We test our intangible asset for impairment by comparing the estimated fair value with its carrying amount. If the carrying amount of the asset exceeds its estimated fair value, we record an impairment loss based on the difference between fair value and carrying amount.

While there was no single determinative event or factor, the consideration in totality of several factors that developed during the fourth quarter of 2023 led us to conclude that it was possible that the fair value of our intangible asset was below their carrying amounts. These factors included: (i) a sustained decrease in our share price in 2023, which reduced our market capitalization below the book value of net assets; (ii) lack of financing raised during 2023 due to the economic environment (iii) delays in the launch of the sale of our UN(THINK) flour. Impairment of Company’s intangible asset could have a material adverse effect on our business, operating results and financial condition.

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Some competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect relationships with future clients;

●	cause delays or stoppages in providing products;

●	divert management’s attention and resources;

●	require technology changes to our platform that would cause our Company to incur substantial cost;

●	subject us to significant liabilities; and

●	require us to cease some or all business activities.

18

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on devices in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

If we are unable to obtain or defend our patents, our business could be materially adversely affected.

Our patent position is highly uncertain and involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we might not have been the first to make the inventions covered by each of our pending patent applications and provisional patents; we might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications will result in issued patents; our issued patents may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

We have applied for and will continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents would adversely affect our business and operations.

19

Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Many of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants, as well as through other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

International intellectual property protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is more uncertain and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of its foreign patents or its competitors’ foreign patents, which could result in substantial costs and diversion of its efforts and loss of credibility with customers.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, universities or others, or the trade secrets of those persons and entities. As our industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

20

We have a limited operating history on which to judge our business prospects and management.

Our company was incorporated and commenced operations in 2017. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that we will successfully address any of these risks.

We may not be able to continue as a going concern.

The Company has incurred substantial operating losses since its inception and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As reflected in the financial statements, the Company had an accumulated deficit of approximately $44.5 million at December 31, 2023, a net loss of approximately $11.7 million, and approximately $6.5 million of net cash used in operating activities for the year ended December 31, 2023. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is seeking additional financing to support its growth plans. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding common shares.

Our management team will be required to devote substantial time to regulatory compliance which may divert our attention from the day-to-day management of our business.

Our management team will require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business. Regulatory compliance is increasingly complex and management may not have experience in all areas of public company compliance. The management team will seek assistance from external resources when appropriate for public company regulatory compliance and tax regulatory compliance for applicable jurisdictions.

The Company may become subject to litigation, which may have a material adverse effect on the Company’s reputation, business, results from operations, and financial condition.

The Company may be named as a defendant in a lawsuit or regulatory action. The Company may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition.

If the Company is unable to attract and retain key personnel, it may not be able to compete effectively.

The Company’s success has depended and continues to depend upon its ability to attract and retain key management, including the Company’s Chief Executive Officer and technical experts. The Company will attempt to enhance its management and technical expertise by continuing to recruit qualified individuals who possess desired skills and experience in certain targeted areas. The Company’s inability to retain employees and attract and retain sufficient additional employees or engineering and technical support resources could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition. Shortages in qualified personnel or the loss of key personnel could adversely affect the financial condition of the Company, results of operations of the business and could limit the Company’s ability to develop and market its intellectual property. The loss of any of the Company’s senior management or key employees could materially adversely affect the Company’s ability to execute the Company’s business plan and strategy, and the Company may not be able to find adequate replacements on a timely basis, or at all. The Company does not maintain key person life insurance policies on any of the Company’s employees.

21

The size of the Company’s initial target market is difficult to quantify and investors will be reliant on their own estimates on the accuracy of market data.

Because high growth crop technology is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in the Company and, few, if any, established companies whose business model the Company can follow or upon whose success the Company can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in the Company. There can be no assurance that the Company’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results. The Company regularly follows market research.

The Company’s industry is experiencing rapid growth and consolidation that may cause the Company to lose key relationships and intensify competition.

The agriculture industry and various verticals within it are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm the Company in a number of ways, including by losing strategic partners and or customers if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing the Company to expend greater resources to meet new or additional competitive threats, all of which could harm the Company’s operating results. As competitors enter the market and become increasingly sophisticated, competition in the Company’s industry may intensify which could negatively impact its profitability.

The Company will be reliant on information technology systems and may be subject to damaging cyberattacks.

The Company’s operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

The Company has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a risk. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

22

The Company’s officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

Although certain officers and board members of the Company are expected to be bound by anti-circumvention agreements limiting their ability to enter into competing and/or conflicting ventures or businesses, the Company may be subject to various potential conflicts of interest because some of its officers and directors may be engaged in a range of business activities. In addition, the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

In addition, the Company may also become involved in other transactions which conflict with the interests of its directors and the officers who may from time to time deal with persons, firms, institutions or companies with which the Company may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of the Company. In addition, from time to time, these persons may be competing with the Company for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company.

There is no guarantee that how the Company uses its available funds will yield the expected results or returns which could impact the business and financial condition of the Company.

The Company cannot specify with certainty the particular uses of available funds. Management has broad discretion in the application of its proceeds. Accordingly, a holder of shares will have to rely upon the judgment of management with respect to the use of available funds, with only limited information concerning management’s specific intentions. The Company’s management may spend a portion or all of the available funds in ways that the Company’s shareholders might not desire, that might not yield a favorable return and that might not increase the value of a purchaser’s investment. The failure by management to apply these funds effectively could harm the Company’s business. Pending use of such funds, the Company might invest the available funds in a manner that does not produce income or that loses value.

Our Articles of incorporation, by-laws and certain Canadian legislation, contain provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our by-laws, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares. For instance, our by-laws contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings.

The Investment Canada Act requires any person that is non-Canadian (as defined in the Investment Canada Act) who acquires “control” (as defined in the Investment Canada Act) of an existing Canadian business to file either a pre-closing application for review or notification with Innovation, Science and Economic Development Canada. An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant Minister is satisfied that the acquisition is likely to be of net benefit to Canada. Under the national security regime in the Investment Canada Act, the federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such an investment by a non-Canadian could be “injurious to national security.” Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

23

Furthermore, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner of Competition jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition. This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if (i) that person (and their affiliates) would hold, in the aggregate, more than 20% of all of our outstanding voting shares, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies. Where a person (and their affiliates) already holds, in the aggregate, more than 20% of all of our outstanding voting shares, a notification must be filed if (i) the acquisition of additional shares would bring that person’s (and their affiliates) holdings to over 50%, (ii) certain financial thresholds are exceeded and (iii) no exemption applies. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless compliance with the waiting period has been waived or the Commissioner of Competition provides written notice that he does not intend to challenge the acquisition. The Commissioner of Competition’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

We are governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are incorporated under the Business Corporations Act (British Columbia) (the “BC Act”) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BC Act and Delaware General Corporation Law (“DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the BC Act generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the BC Act a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

Risks Related to the Ownership of Our Common Shares

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

24

The market price of our common shares and Series A Warrants may be volatile, and you may not be able to resell your common shares and Series A Warrants at or above the acquisition price.

The market price for our common shares and Series A Warrants may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours;

●	general economic or political conditions in the United States or elsewhere;

●	any delay in development of our products or services;

●	failure to comply with regulatory requirements;

●	inability to commercially launch products and services and market and generate sales of our products and services,

●	developments or disputes concerning intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

●	future sales of our common shares or other securities, including shares issuable upon the exercise of outstanding warrants or convertible securities or otherwise issued pursuant to certain contractual rights;

●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common shares due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common shares. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common shares to be particularly volatile and negative results would have a substantial negative impact on the price of our common shares and Series A Warrants.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. The market price of our common shares and Series A Warrants will fluctuate and there can be no assurances about the levels of the market prices for our common shares and Series A Warrants.

In some cases, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

25

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	taking advantage of an extension of time to comply with new or revised financial accounting standard; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates and may contain less or more modified disclosure than those public companies. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common shares.

FINRA sales practice requirements may also limit your ability to buy and sell our common shares, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

26

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common shares or Series A Warrants, our securities’ price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common shares and Series A Warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common shares and Series A Warrants or trading volume to decline.

We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common shares, which may adversely affect the market price of our common shares and Series A Warrants.

Our Board of Directors may determine from time to time that it needs to raise additional capital by issuing additional shares of our common shares or other securities. Except as otherwise described in this filing, we will not be restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing shareholders or reduce the market price of our common shares and Series A Warrants, or all of them. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preference shares, upon our liquidation, holders of our debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common shares.

An investment in our Series A Warrants is speculative in nature and could result in a loss of your investment therein.

The Series A Warrants do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the common shares and pay an exercise price of $300 per share (exercising 50 warrants at $6 per warrant to receive one common share), prior to three years from the date of issuance, after which date any unexercised Series A Warrants will expire and have no further value. Moreover, the market value of the Series A Warrants is uncertain and there can be no assurance that the market value of the Series A Warrants will equal or exceed their initial price. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the Series A Warrants, and consequently, whether it will ever be profitable for holders of the Series A Warrants to exercise the Series A Warrants.

Our Series A Warrants and contain a provision which only permits securities claims to be brought in federal court.

Section 11 of our Series A Warrants states in relevant part: “The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan (except for claims brought under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which must be brought in federal court)”. Therefore any claims with respect to our Series A Warrants brought under the Securities Act of 1933 or the Securities Exchange Act must be brought in federal court while all other claims may be brought in federal or state court. Proceedings in federal court may be more expensive than in state court due to more comprehensive rules on how discovery and motion and trial practice are handled. This provision may have a dampening effect on claims brought under these securities laws or limit the ability of the investor to bring a claim in the jurisdiction it deems more favorable. This provision is likely enforceable as requirements regarding bringing securities claims have been met, but it may have the overall effect of discouraging litigation due to the circumstances described herein.

We do not currently intend to pay dividends on our common shares in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We have never declared or paid cash dividends on our common shares and do not anticipate paying any cash dividends to holders of our common shares in the foreseeable future. Consequently, investors must rely on sales of their common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

27

USE OF PROCEEDS

We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market information

Our common stock is currently quoted on Nasdaq Capital Market under the symbol “AGRI”, and warrants under the symbol “AGRIW”. Trading in our common stock has historically lacked consistent volume, and the market price has been volatile.

On May 6, 2024, the closing price for our common stock as reported on the Nasdaq Capital Market was $0.14 per share.

Securities outstanding and holders of record

On May 6, 2024, there were approximately 5467 shareholders of record for our common stock and AGRI shares of our common stock issued and outstanding.

Dividend Policy

We have never paid any cash dividends on our common shares. However, we have paid common share dividends on our preferred stock. Our preferred stock was retired and there were no preferred shares outstanding after the IPO. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends on our common shares in the foreseeable future following this offering. Any future determination to pay cash dividends on our common shares will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

Information respecting equity compensation plans

The Company adopted a stock option plan originally on December 12, 2018 (the “Option Plan”), as amended, under which the compensation committee of the Board (the “Compensation Committee”) may from time to time in its discretion, recommend changes to the Option Plan to grant to directors, officers, employees and consultants of the Company non-transferable options to purchase common shares (“Options”). The Board of Directors review recommendations and approve changes. As of the date of this filling, the Company has 76,114 Options outstanding, and 2,129,652 Options available for future issuances. The Option Plan was approved by the shareholders of the Company on June 10, 2019.

The following table provides information with respect to options outstanding under our Plan as at December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	76,114	$41.75	2,181,280
Equity compensation plans not approved by security holders	-	-	-
Total	76,114	$41.75	2,181,280

28

Corporate Structure

The Company currently has the following wholly-owned subsidiaries, which perform the following functions – AgriFORCE Investments holds the Company’s U.S. investments, West Pender Holdings retains real estate assets, West Pender Management is a management company, AGI IP holds the Company’s intellectual property in the U.S., un(Think) Food Company will manufacture food products in the U.S. and un(Think) Food Company Canada Ltd. manufactures food products in Canada:

Name of Subsidiary	Jurisdiction of Incorporation	Date of Incorporation
AgriFORCE Investments Inc. (US)	Delaware	April 9, 2019
West Pender Holdings, Inc.	Delaware	September 1, 2018
AGI IP Co.	Nevada	March 5, 2020
West Pender Management Co.	Nevada	July 9, 2019
un(Think) Food Company	Nevada	June 20, 2022
un(Think) Food Company Canada Ltd.*	British Columbia	December 4, 2019

*	un(Think) Food Company Canada Ltd. changed its name from Daybreak AG Systems Ltd. during the year ended December 31, 2022.

Recent Debt Financing

On June 30, 2022, the Company entered into security purchase agreements with certain accredited investors (the “Convertible Debt Investors”) for the purchase of $14,025,000 in convertible debentures (the “Debentures”) due December 31, 2024. The interest rates on the Debentures are 5% for the first 12 months, 6% for the subsequent 12 months, and 8% per annum thereafter. Principal repayments will be made in 25 equal monthly installments and began on September 1, 2022. The Debenture may be extended by six months at the election of the Company by paying a sum equal to six months interest on the principal amount outstanding at the end of the 18th month, at the rate of 8% per annum. The Debentures are convertible into common shares at $111.00 per share. The Convertible Debt Investors have the right to purchase additional tranches of $5,000,000 each, up to a total additional principal amount of $33,000,000. In addition, the Convertible Debt Investors received 82,128 warrants at a strike price of $122.10, which expire on December 31, 2025 (the “Debenture Warrants”). The Debenture Warrants and Debentures each have down round provisions whereby the conversion and strike prices will be adjusted downward if the Company issues equity instruments at lower prices.

On January 17, 2023, the Convertible Debt Investors purchased an additional tranche of $5,076,923. The convertible debt and warrants were issued with an exercise price of $62.00. The issuance of the additional tranche triggered the down round provision, adjusting the exercise prices of the Debentures and the Debenture Warrants to $62.00.

Pioneer provided notice on October 17, 2023 to purchase an additional Debenture and warrants in the amount of $2,750,000. The conversion price of the new debenture and exercise price of the new warrants has been set at $2.62 (based on the Nasdaq Official Closing Price on October 16, 2023), and the conversion price of all existing debentures and warrants has been set at $2.62. The floor price has been set at $0.52.

Pioneer provided notice on November 30, 2023 to purchase an additional Debenture and warrants in the amount of $2,750,000. Pursuant to the terms of the June 30, 2022 Securities Purchase Agreement, the conversion price of the new debenture and exercise price of the new warrants was then automatically reset at $0.90 (based on the Nasdaq Official Closing Price on November 29, 2023), and the conversion price of all existing debentures and warrants has been set at $0.90. The floor price has been set at $0.18.

Intellectual Property

The Company’s intellectual property rights are important to its business. In accordance with industry practice, the Company protects its proprietary products, technology and its competitive advantage through a combination of contractual provisions and trade secret, copyright and trademark laws in Canada, the United States and in other jurisdictions in which it conducts its business. The Company also has confidentiality agreements, assignment agreements and license agreements with employees and third parties, which limit access to and use of its intellectual property.

29

Patent Applications

Patent Application #	Application Date	Expiry Date	Title	Case Status	Country
2001/2096	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Pending	Barbados
3151492	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Pending	Canada
202080073940.7	26-Aug-2020		AUTOMATED GROWING SYSTEMS	Pending	China
20858811.1	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Pending	European Patent Office
TT/A/2022/00024	26-Aug-2020		AUTOMATED GROWING SYSTEMS	Abandoned (p)	Trinidad & Tobago
11528859	26-Aug-2020	26-Aug-2040	AUTOMATED GROWING SYSTEMS	Registered	United States
17/983109	08-Nov-2022		AUTOMATED GROWING SYSTEMS	Pending	United States
PCT/CA2023/051251	21-Sep-2023		PROCESS AND SYSTEM FOR GROWING PLANTS USING CLONE TO FLOWER MODEL	Pending	Patent Cooperation Treaty
2018215090	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	Australia
3051860	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	Canada
18747157.8	31-Jan-2018		HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	European Patent Office
201917032603	31-Jan-2018		HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	India
755792	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR AND POWER JUICE AND METHODS FOR PRODUCTION THEREOF	Pending	New Zealand
11540538	31-Jan-2018	31-Jan-2038	HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR, SWEETENED LIQUID, SWEETENERS, CEREALS, AND METHODS FOR PRODUCTION THEREOF	Registered	United States
17/963690	11-Oct-2022		HIGH FIBER, HIGH PROTEIN, LOW CARBOHYDRATE FLOUR, SWEETENED LIQUID, SWEETENERS, CEREALS, AND METHODS FOR PRODUCTION THEREOF	Application filed	United States
2001/2057	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Pending	Barbados
3132672	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Granted	Canada
CN202080033944.2	06-Mar-2020		STRUCTURES FOR GROWING PLANTS	Pending	China
20765629.9	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Pending	European Patent Office
TT/A/2021/00093	06-Mar-2020		STRUCTURES FOR GROWING PLANTS	Abandoned (p)	Trinidad & Tobago
11582918	06-Mar-2020	06-Mar-2040	STRUCTURES FOR GROWING PLANTS	Registered	United States
18/096417	12-Jan-2023		STRUCTURES FOR GROWING PLANTS	Application allowed	United States

30

Trademarks

Application #	Application Date	Expiry Date	Title	Case Status	Country
1997835	26-Nov-2019		AGRIFORCE	In examination	Canada
018243244	22-May-2020		AGRIFORCE	Registered	European Union Intellectual Property Office
UK00918243244	22-May-2020		AGRIFORCE	Registered	United Kingdom
88/930218	22-May-2020		AGRIFORCE	Suspended	United States
2044675	07-Aug-2020		FORCEFILM	TM Application filed	Canada
018389838	04-Feb-2021		FORCEFILM	Registered	European Union Intellectual Property Office
90/124842	19-Aug-2020		FORCEFILM	Suspended	United States
2127781	18-Aug-2021		UN(THINK)	TM Application filed	Canada
018572674	06-Oct-2021		UN(THINK)	Application filed	European Union Intellectual Property Office
1669126	18-Feb-2022		UN(THINK)	Pending	Madrid Protocol (TM)
90/897689	23-Aug-2021		UN(THINK)	Suspended	United States
2196090	06-Jul-2022		C2F	TM Application filed	Canada
97/495313	08-Jul-2022		C2F	Suspended	United States
2198964	20-Jul-2022		AWAKENED GRAINS	TM Application filed	Canada
97/527128	29-Jul-2022		AWAKENED GRAINS	Suspended	United States
2207782	02-Sep-2022		FORCEGH+	TM Application filed	Canada
97/605026	23-Sep-2022		FORCEGH+	Suspended	United States
2243222	02-Mar-2023		AWAKENED FLOUR	TM Application filed	Canada
1752858	01-Sep-2023		AWAKENED FLOUR	Registered	Madrid Protocol (TM)
97/824500	06-Mar-2023		AWAKENED FLOUR	Suspended	United States
TMA1175334	24-Jan-2019		PLANET LOVE	Registered	Canada
UK00801504091	24-Jul-2019		PLANET LOVE	Registered	United Kingdom
1504091	24-Jul-2019		PLANET LOVE	Registered	Madrid Protocol (TM)
6197554	24-Jul-2019		PLANET LOVE	Registered	United States
UK00801494234	30-Aug-2019		CANIVATE	Registered	United Kingdom
1494234	30-Aug-2019		CANIVATE	Registered	Madrid Protocol (TM)
6191972	30-Aug-2019		CANIVATE	Registered	United States
UK00801494231	30-Aug-2019		THE CANIVATE WAY	Registered	United Kingdom
1494231	30-Aug-2019		THE CANIVATE WAY	Registered	Madrid Protocol (TM)
6182017	30-Aug-2019		THE CANIVATE WAY	Registered	United States

31

Operations

The Company primary operating activities are in California, USA and Saskatoon, Canada. The Company’s head office is located in Vancouver, Canada.

Description of Property

The Company currently leases office space at 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 as its principal office. The Company believes the office is in good condition and satisfy its current operational requirements.

Litigation

We are subject to the legal proceeding and claims described in detail in “Note 17. Commitments and Contingencies” to the audited financial statements included in this Annual Report on Form 10-K. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this Annual Report on Form 10-K, we do not believe the outcome of such legal proceeding and claims, if determined adversely to us, would be reasonably expected to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

32

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until the Company requires them to be replaced.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. We are not yet listed on NASDAQ, and although we use its definition of “independence,” its rules are inapplicable to us until such time as we become listed on NASDAQ. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from our Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which our Company made, or from which our Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000. Under such definitions, we have six independent directors.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Board Committees

Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee. Our board of directors has adopted written charters for each of these committees. Copies of the charters will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

33

Audit Committee

Our Audit Committee is comprised of at least three individuals, each of whom are independent director and at least one of whom will be an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is currently comprised of Richard Levychin, John Meekison and Elaine Goldwater, who are independent, and Mr. Levychin is our financial expert.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will have a charter (which will be reviewed annually) and perform several functions. The Audit Committee will:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

Compensation Committee

Our Compensation Committee comprises of at least three individuals, each of whom will be an independent director, Our Compensation committee is currently comprised of David Welch (Chair), Amy Griffith and Margaret Honey and who are independent.

The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee will have a charter (which will be reviewed annually) and perform several functions.

The Compensation Committee will have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of at least three individuals, each of whom will be an independent director. Currently Amy Griffith (Chair), Elaine Goldwater and Margaret Honey are members of the committee.

The NC&G Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our Company. The NC&G Committee also has a charter, which is to be reviewed annually.

34

Item 11. Executive Compensation

Name & Principal Position	Year	Salary	Bonus		Share-Based Awards[c]	Option-Based Awards	All Other Compensation	Total Compensation
Richard S. Wong,	2023	264,041	-		179,004	42,148	1,793	486,986
Chief Financial Officer	2022	295,216	134,696	[a]	86,456	28,831	1,741	546,940
Mauro Pennella	2023	259,317	-		158,105	25,544	1,793	444,759
Chief Marketing Officer, President AgriFORCE™ Brands	2022	268,962	-		115,269	45,593	1,741	431,565
Troy T. McClellan,	2023	231,755	-		74,091	-	1,656	307,502
Former President Design & Construction	2022	246,732	69,162	[b]	76,846	30,132	1,741	424,613
Ingo W. Mueller,	2023	289,025	-		86,744	-	-	375,769
Former Chief Executive Officer	2022	392,464	375,718		359,881	6,866	1,741	1,136,670

(a)	Bonus was paid out $101,022 in shares and $33,674 in cash.
(b)	Bonus was paid out $69,162 in shares
(c)	Some share-based awards were issued net of income taxes. The Company repurchased shares on the issuance date to remit as income taxes to the appropriate government revenue service agencies.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of May 6, 2024 by:

●	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our executive officers and directors; and
●	all of our executive officers and directors as a group.

	Common shares	Options Granted vested within 60 days of May 6, 2024	Warrants	Total	Percentage beneficially owned
Directors and Officers:
Jolie Kahn	126,646	-	-	126,646	0.5%
Richard Wong	37,602	21,053	-	58,655	0.3%
Mauro Pennella	61,055	13,495	-	74,550	0.3%
John Meekison	865	4,251	-	5,116	0.0%
David Welch	1,049	4,239	-	5,288	0.0%
Amy Griffith	-	3,719	-	3,719	0.0%
Richard Levychin	-	3,719	-	3,719	0.0%
Elaine Goldwater	-	-	-	-	-%
Ingo Mueller (Former CEO and Chairman)	3,954	-	-	3,954	0.0%
Troy McClellan (Former President Design & Construction)	28,159	-	-	28,159	0.1%
Margaret Honey (Former Director)	-	-	-	-	-%
Total all officers and directors (11 persons)	259,330	50,476	-	309,806	1.2%

5% or Greater Beneficial Owners
-	-	-	-	-	-

35

Item 13. Certain Relationships and Related Transactions, and Director Independence

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, and not for purposes of required disclosure, which will be all related party transactions, even if less than $120,000, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common shares, including any of their immediate family members and any entity owned or controlled by such persons.

At present, we have appointed three independent directors to the Nominating and Corporate Governance Committee. As a result, our Chief Financial Officer, Richard Wong, must present information regarding a proposed related-party transaction to the Nominating and Corporate Governance Committee. Under the policy, where a transaction has been identified as a related-party transaction, Mr. Wong must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee, once the same is established, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-party transactions, our Nominating and Corporate Governance Committee takes into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the related party transaction was initiated by us or the related party;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us from the related party transaction;

●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

●	the related party’s interest in the related party transaction, and

●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, which will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Except as set forth below, we have not had any related party transactions, regardless of dollar amount:

As of December 31, 2023, $57,561 (December 31, 2022, $32,500) in total was owing to officers and directors or to companies owned by officers and directors of the Company for services and expenses. These amounts owing have been included in accounts payable and accrued liabilities.

During the year ended December 31, 2023 and 2022, the Company incurred $11,984 and $79,457, respectively, to our U.S. general counsel firm, Enso Law against legal services, a corporation controlled by a director of the Company. Annual Report on Form 10-K.

Name	Age	Position	Served Since
David Welch	42	Executive Chairman, Director, Compensation committee Chair, and M&A Committee Member	December 2017
William J. Meekison	60	Director, Audit Committee, Compensation Committee, and M&A Committee Chair	June 2019
Richard Levychin	65	Director, Audit Committee Chair, M&A Committee Member	July 2021
Amy Griffith	52	Director, Governance Committee Chair and Compensation Committee Member	July 2021
Elaine Goldwater	53	Director, Audit Committee Member and Governance Committee Member	October 2023
Jolie Kahn	59	Executive Consultant	February 2024
Richard S. Wong	58	Chief Financial Officer and Interim Chief Executive Officer	October 2018
Mauro Pennella	58	Chief Marketing Officer and President AgriFORCE™ Brands division.	July 2021
Margaret Honey	67	Former Director	October 2023
Ingo W. Mueller*	59	Former Chairman, Former Director, and Former Chief Executive Officer	December 2017
Troy T. McClellan	62	Former President, AgriFORCE™ Solutions	February 2018

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

David Welch, Chairman of the Board, Director, Compensation Committee Chair, M&A Committee member

Mr. Welch is a founding partner at ENSO LAW, LLP, a Los Angeles based Intellectual Property and Regulatory law firm. He has a broad base of experience in representing US, Canadian and Mexican corporate clients in the areas of litigation, intellectual property and government regulatory advisement and defense. Mr. Welch has represented recognizable businesses in the agriculture and food services space in Federal Court, California state courts and before the USPTO and TTAB. Mr. Welch has also argued before the California Supreme Court and the US 9th Circuit Court of Appeals on constitutional issues related to preemption and the application of US law to various companies. Mr. Welch obtained his Juris Doctorate degree from Loyola Law School with an emphasis in international trade and has received various accolades for his work in intellectual property and regulatory law, including Top 40 under 40 by the Daily Journal; National Law Journal Intellectual Property Trail Blazer, and Super Lawyers from 2013 until 2023. In his business ventures, Mr. Welch is a registered aquaculturist and farmer focusing on sustainable and regenerative agricultural practices. He is suited to serve as a director due to his long-standing experience in international intellectual property, agriculture and business.

36

William John Meekison, Director, Audit Committee, and M&A Committee Chair

Mr. Meekison is a career Chief Financial Officer and former investment banker. He has spent the last fifteen years serving in a variety of executive management and CFO roles with both private and public companies, currently as the CFO of Exro Technologies Inc. (since October 2017), a technology company in the emobility sector. He is currently on the board of Telo Genomics Corp. (since July 2018) and Adven Inc. (since April 2021). Prior to his position at Exro Technologies Inc. and other CFO roles, Mr. Meekison spent fifteen years in corporate finance with a focus on raising equity capital for North American technology companies, including nine years at Haywood Securities Inc. Mr. Meekison received his Bachelor of Arts from the University of British Columbia and is a Chartered Professional Accountant, Professional Logistician and Certified Investment Manager. Mr. Meekison also holds the NACD.DC certification as a member of the National Association of Corporate Directors. He is suited to serve as a director due to his long time experience as a CFO.

Richard Levychin, Director, Audit Committee Chair, M&A Committee Member

Richard Levychin, CPA, CGMA, is a Partner in Galleros Robinson’s Commercial Audit and Assurance practice where he focuses on both privately and publicly held companies. Prior to taking this position in October 2018, Richard was the managing partner of KBL, LLP, a PCAOB certified independent registered accounting firm, since 1994. Mr. Levychin has over 25 years of accounting, auditing, business advisory services and tax experience working with both privately owned and public entities in various industries including media, entertainment, real estate, manufacturing, not-for-profit, technology, retail, technology, and professional services. His experience also includes expertise with SEC filings, initial public offerings, and compliance with regulatory bodies. As a business adviser, he advises companies, helping them to identify and define their business and financial objectives, and then provides them with the on-going personal attention necessary to help them achieve their established goals. Mr. Levychin is well suited to serve on our Board due to his decades of experience as the managing partner of a PCAOB certified independent registered accounting firm, which included decades of expertise with SEC filings and initial public offerings.

Amy Griffith, Director, Governance Committee Chair and Compensation Committee Member

Ms. Griffith currently serves as Head, Government Relations & External Affairs for McCain Foods - North America. She is responsible for the North America (“NA”) Public Affairs strategy and provides strategic leadership and direction on behalf of McCain with policymakers in the United States and Canada. She leads external communications and stakeholder management. Previously, she was the Group Director for the North America Operating unit of the Coca-Cola Company, in this capacity she oversaw public affairs, government relations, sustainability and communications in Canada and the Northeastern United States. Previously, she served as Wells Fargo’s State & Local Government Relations Senior Vice President. She was recruited to Wells Fargo’s Government Relations and Public Policy team in 2019. In this role, Griffith led Wells Fargo’s legislative and political agenda in her region and managed relationships with state and local policymakers and community stakeholders. From 2008-2019, Ms. Griffith led government relations for sixteen states in the Eastern United States for TIAA for over a decade. Prior to that, she worked in the aerospace, high tech, education, private and public sectors, and has managed multiple high-profile political campaigns at the local, state and national level. Griffith is active in her community and has co-chaired The Baldwin School Golf Outing to raise funds for girls’ athletics programs. She is a graduate of Gwynedd-Mercy College and holds a Bachelor of Arts in History. Ms. Griffith is well qualified to serve as a director due to her significant experience in government relations, policy and regulatory agencies as well as decades of experience working with companies in both the private and public sectors.

Elaine Goldwater, Director, Audit Committee Member, and Governance Committee Member

Elaine Goldwater is an executive in the Bio-Pharmaceutical Industry. She is the Senior Director of Marketing, Endocrinology at Recordati Rare Diseases. Prior to Recordati Rare Diseases she was at Merck. Elaine offers 20 plus years of experience creating and launching complex global marketing strategies in the competitive pharmaceutical industry, she offers a talent for guiding informed decision-making, leading strategic planning and strategic operations, and delivering double-digit growth and transform across high-value product portfolios. Her expertise includes deep knowledge of the product lifecycle from pre-clinical/early-stage development through launch, loss of exclusivity (LOE), line-extension, and late lifecycle products. In addition, Elaine’s mastery of country and global operations is leveraged with a background in building market archetypes, shared best practices, and profitable strategy and execution models. She drives end to end commercial strategy creation and execution through a collaborative cross functional process that delivers above brand performance driving to growing net revenue and ensuring patient access.

Jolie Kahn, Executive Consultant

Jolie Kahn has an extensive background in corporate finance and corporate and securities law. She has been the proprietor of Jolie Kahn, Esq. since 2002. Ms. Kahn has also acted in various corporate finance roles, including extensive involvement of preparation of period filings and financial statements and playing an integral part in public company audits. She also works with companies and hedge funds in complex transactions involving the structuring and negotiation of multi-million-dollar debt and equity financings, mergers, and acquisitions. Ms. Kahn has practiced law in the areas of corporate finance, mergers & acquisitions, reverse mergers, and general corporate, banking, and real estate matters. She represents both public and private companies, hedge funds, and other institutional investors in their role as investors in public companies. Ms. Kahn holds a BA from Cornell University and a J.D. magna cum laude from the Benjamin N. Cardozo School of Law.

Richard Wong, Chief Financial Officer

Mr. Wong, who works full time for the Company, has over 25 years of experience in both start-up and public companies in the consumer goods, agricultural goods, manufacturing, and forest industries. Prior to joining the Company in 2018, he was a partner in First Choice Capital Advisors from 2008-2016 and a partner in Lighthouse Advisors Ltd. from 2016-2018. Mr. Wong has also served as the CFO of Emerald Harvest Co., Dan-D Foods, Ltd., and was the Director of Finance and CFO of SUGOI Performance Apparel and had served positions at Canfor, Canadian Pacific & other Fortune 1000 companies. Mr. Wong is a Chartered Professional Accountant, and a member since 1999. Mr. Wong has a Diploma in Technology and Financial Management from the British Columbia Institute of Technology.

37

Mauro Pennella, Chief Marketing Officer and President, AgriFORCE ™ Brands

Mr. Pennella, who works full time for the Company, is a consumer products veteran with more than 30 years of experience in the consumer-packaged goods industry. From May 2018 until January 2021, he was Chief Growth & Sustainability Officer at McCain Foods, a Canadian multinational frozen food company. In that role, he was responsible for global marketing, sales, research and development (R&D) and sustainability. From October 2014 to April 2018, Mr. Pennella served as the President, International of Combe Incorporated, a personal care products company where he oversaw the international division, R&D and the internal advertising agency. He was also a member of the Executive Committee at Combe Incorporated, where he was responsible for the P&L - overseeing eight subsidiaries with more than 100 employees around the world. Prior to that, Mr. Pennella led the Retail and International businesses at Conagra’s Lamb Weston division and developed his career at Diageo and Procter & Gamble. Mr. Pennella received a Master of Business from Audencia, a premier European business school, as well as an M.A.B.A. in Marketing and Finance from The Ohio State University Fisher College of Business.

Ingo Wilhelm Mueller – Former Chairman, Former Director and Former Chief Executive Officer

Mr. Mueller has been involved in the finance and advisory business for the past 25 years having been involved in the financing of companies and projects. Mr. Mueller is the founder and was the CEO of the Company since inception and has been responsible for the development of the Company’s intellectual property, business model and financing. On July 18, 2023, the Company announced a restructuring of management. Ingo Mueller departed from his position as CEO and Chair of the Board.

Troy McClellan, Former President AgriFORCE™ Solutions

Mr. McClellan, who worked full time for the Company, had focused on innovative design and construction technologies throughout his career. Mr. McClellan is a registered professional architect and received his Master’s Degree in Architecture from Montana State University.

On January 25, 2024, Troy McClellan, President of AgriFORCE Solutions, submitted a letter of resignation to the Company. On January 25, 2024, the Company accepted his resignation and deemed it effective immediately pursuant to Section 7.3 of his employment agreement with the Company which permits waiver by the Company of Mr. McClellan’s notice period (through March 31, 2024) and corresponding acceleration of the resignation date.

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. We are not yet listed on NASDAQ, and although we use its definition of “independence,” its rules are inapplicable to us until such time as we become listed on NASDAQ. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

38

Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from our Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which our Company made, or from which our Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000. Under such definitions, we have four independent directors.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Board Committees

Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee. Our board of directors has adopted written charters for each of these committees. Copies of the charters will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee is comprised of at least three individuals, each of whom are independent director and at least one of whom will be an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is currently comprised of Richard Levychin (Chair), John Meekison and Elaine Goldwater, who are independent, and Mr. Levychin is our financial expert.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will have a charter (which will be reviewed annually) and perform several functions. The Audit Committee will:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

39

Compensation Committee

Our Compensation Committee comprises of at least three individuals, each of whom will be an independent director, Our Compensation committee is currently comprised of David Welch (Chair), Amy Griffith, and John Meekison, who are independent.

The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee will have a charter (which will be reviewed annually) and perform several functions.

The Compensation Committee will have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee (the “N&CG Committee”)

Our N&CG Committee is comprised of at least three individuals, each of whom will be an independent director. Currently Amy Griffith (Chair) and Elaine Goldwater are members of the committee. The committee has one vacancy.

The NC&G Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our Company. The NC&G Committee also has a charter, which is to be reviewed annually.

40

DESCRIPTION OF OUR SECURITIES

General

We have authorized unlimited common shares and preferred shares.

Common Shares

As of May 6, 2024, we had 25,268,457 common shares issued and outstanding.

Voting

The holders of the common shares are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There is no cumulative voting. The holders of common shares are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of common shares. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common shares.

Warrants

As of the date of this prospectus, the Company has issued and outstanding warrants to purchase 8,411,478 shares of the Company’s common stock on the terms set forth below.

Securities Class	Number of issuable shares upon exercise of warrants	Expiry	Conversion feature

$375.00 Common Share Warrants Tranche 1	31,276	May 2, 2025	Each warrants entitles holder to purchase One common share within 5 years, and is accelerated to 30 days expiry when stock trades for a minimum of $570.00 for 10 consecutive days
$375.00 Common Share Warrants Tranche 2	19,645	May 10, 2025	Each warrants entitles holder to purchase One common share within 5 years, and is accelerated to 30 days expiry when stock trades for a minimum of $570.00 for 10 consecutive days
$300.00 Common Share Warrants from IPO	64,486	July 12, 2024	Each 50 public warrants entitles a holder to purchase one common share at an aggregate price of $300.0 per each issuable common share within 3 years, and is accelerated to 30 days expiry when stock trades for a minimum of $570.00 for 10 consecutive days
$0.163 Common Share Warrants from convertible debentures	82,128	December 31, 2025	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (June 30, 2022). There is a down round provision that adjusts the strike price based on certain future events.
$0. 163 Common Share Warrants from Convertible Debentures	53,226	July 17, 2026	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (January 17, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$25.00 Private Placement Warrants	20,000	June 20, 2023	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (January 17, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$0.163 Common Share Warrants from Convertible Debentures	620,230	April 18, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (October 18, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$0.163 Common Share Warrants from Convertible Debentures	1,986,112	May 30, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (November 30, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$0.163 Common Share Warrants from Convertible Debentures	3,341,122	August 21, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (November 30, 2023). There is a down round provision that adjusts the strike price based on certain future events.
$0.18 Common Share Warrants from Convertible Debentures	2,193,253	October 11, 2027	Each warrant entitles holder to purchase One common share within 42 months of the issuance date of the warrant (November 30, 2023). There is a down round provision that adjusts the strike price based on certain future events.
TOTAL	8,411,478

41

JULY 2022 DEBENTURES AND SELLING STOCK HOLDERS TABLE

July 2022 Debt Financing

On June 30, 2022, AgriFORCE™ Growing Systems, Ltd. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with two institutional investors (“Investors”) with an initial purchase of $14.025 million principal amount of debentures (“Debentures”) and accompanying warrants (“Warrants”) and up to an additional $33 million principal amount of Debentures and accompanying Warrants. Under the SPA, the Company expects to receive an initial amount of $12.75 million (gross of fees which will be deducted from that amount) on July 6, 2022 and has the right to receive up to an additional aggregate of $33.0 million at the discretion of each of the purchasers hereunder (the “Investors”), in one or multiple tranches, subject to certain conditions, at then-current market prices in minimum tranches of $5 million each. The SPA contains industry standard representations and warranties and negative covenants, including, but not limited to, limitations upon the amounts of indebtedness and other securities which may be incurred and issued by the Company under certain circumstances as set forth in the SPA.

The initial conversion price of the Debentures is $2.22 per share. The Debentures are due in 2.5 years from June 30, 2022, which may be extended for an additional six month period by the Company by paying, at the end of the 18th month of the term of the Debentures, six months of interest at the rate of 8% per annum. The Debentures are subject to a 10% original issue discount and bear interest at 5% for the first 12 months, 6% for the next 12 months and 8% until maturity. The Debentures amortize over a 25 month period commencing on September 1, 2022, and the monthly amortization of the Debentures are payable in cash only for the first 12 months of amortizations and in cash or stock thereafter at the option of the Company. Once the monthly amortizations are payable in cash or stock, the Company can only elect to pay the monthly amortization in stock if certain equity conditions, as set forth in the Debentures, are met, which include, but are not limited to, for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds $1,000,000 per Trading Day, the Company is not in default of any of its obligations under the Debentures, there is an effective registration statement for the resale of shares issuable under the Debentures, and the Company is in compliance with all Nasdaq listing requirements. The Debentures contain commercially standard events of default and covenants and the like.

In addition, the Investors have received 3.5-year Warrants with 65% warrant coverage at an initial exercise price of $122.10 per share, subject to customary adjustments, including a price ratchet (to the price of the new issuance) if it issues its common shares at a price less than the then in effect exercise price and are subject to standard pro rata dilution for reverse stock splits and the like. The Debentures have the same dilution protection as the Warrants.

Both the Debentures and Warrants contain exercise limitations upon an Investor beneficially owning more than either 4.99% or 9.99% of the Company’s common shares and also contain caps upon the total amount of common shares issuable upon conversion of the Debentures and exercise of the Warrants of 19.9% of the issued and outstanding shares of the Company at the time of the closing of the transactions, until shareholder approval of both the financing transaction, including all subsequent tranches of the financing, and the Delphy acquisition are received, consistent with Nasdaq rules.

The Company has entered into a Registration Rights Agreement with the Investors to register the shares issuable upon conversion of the Debentures and exercise of the Warrants with a registration statement to be filed on Form S-1 no later than 30 days from June 30, 2022 (or any subsequent closing) and effective no later than 60 days from June 30, 2022 (or the date of any subsequent closing; or 90 days, if there is full SEC review). Penalties for missing those deadlines are equal to 2% of the subscription amount per month up to 10% of the subscription amount.

The Company’s subsidiaries have also entered into subsidiary guarantees pursuant to which each guarantees the performance of the Company of its obligations under the SPA and related instruments. Each of the officers and directors has also entered into a lockup agreement to not sell any common shares of the Company owned by each such person for one year from June 30, 2022 (subject to the ability to sell shares received by each as the result of an employment agreement at any time, which ability to sell shares commences on January 1, 2023).

All of the Debentures and Warrants sold under the SPA are sold in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 17, 2023, the two investors in the initial transaction purchased an additional $5,076,923.08 principal amount of Notes and 53,226 Warrants. At the same time the initial conversion price of the Notes and exercise price of the Warrants was reduced to $62.00.

Pioneer provided notice on October 17, 2023 to purchase an additional Debenture and warrants in the amount of $2,750,000. The conversion price of the new debenture and exercise price of the new warrants has been set at $2.62 (based on the Nasdaq Official Closing Price on October 16, 2023), and the conversion price of all existing debentures and warrants has been set at $2.62. The floor price has been set at $0.52.

Pioneer provided notice on November 30, 2023 to purchase an additional Debenture and warrants in the amount of $2,750,000. Pursuant to the terms of the June 30, 2022 Securities Purchase Agreement, the conversion price of the new debenture and exercise price of the new warrants was then automatically reset at $0.90 (based on the Nasdaq Official Closing Price on November 29, 2023), and the conversion price of all existing debentures and warrants has been set at $0.90. The floor price has been set at $0.18.

42

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the Debentures and exercise of the Warrant, see above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the common stock, Debentures and Warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Debentures and Warrants, as of July 27, 2022, assuming exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on exercise of the Debentures and Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Debentures and Warrants, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock into which the Debentures are convertible, and (ii) the maximum number of shares of common stock issuable pursuant to the Warrants, in each case, determined as if the outstanding Debentures and Warrants were converted/exercised in full (without regard to any limitations on exercise contained therein) (collectively, the “Registrable Securities”) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Debentures and exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Debentures and Warrants, as applicable, a selling stockholder may not convert the Debentures and/or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed the applicable ownership percentage limitation (either 4.99% or 9.99%, which we refer to herein as the “blocker”) of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock of Owned After Offering
Pioneer Capital Anstalt(1)	-	32.528,240	-

(1).	Consists of 26,993,865shares issuable upon conversion of the Debentures and 5,534,375 shares issuable upon exercise of the Warrants. Each of the Debentures and Warrants has a beneficial ownership blocker that precludes Pioneer from converting or exercising such instrument if such conversion or exercise would cause Pioneer’s beneficial ownership of the Company’s common stock to exceed 9.99%. Pioneer Capital Anstalt has an address at Drescheweg 2, 9490 Vaduz, Liechtenstein. Voting and dispositive control of securities owned by Pioneer is shared by its two directors, Nicola Feuerstein and Lucas Mair.

(2)	Pursuant to the terms of the registration rights agreement, we have agreed to register the sale of up to 32,528,240 shares of our common stock.

43

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon conversion of the Debentures and exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock, Debentures, and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

44

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Listing

Our common shares and Series A warrants are traded on the Nasdaq Capital Market under the symbols “AGRI” and “AGRIW”, respectively.

45

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of New York, NY.

EXPERTS

The consolidated balance sheets of AgriFORCETM Growing Systems Ltd. as of December 31, 2023 and December 31, 2022, and the related consolidated statements of operations stockholders’ equity, and cash flows for the years then ended have been audited by MARCUM LLP, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available on our website, https://www.agriforcegs.com under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024;

●	Current Reports on Form 8-K filed on January 12, 2024, January 30, 2024, February 13, 2024, February 20, 2024, February 23, 2024, February 29, 2024, and April 12, 2024.

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on August 22, 2023;

●	Our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (604) 757-0952 or by writing to us at the following address:

800-525 West 8th Avenue Vancouver, BC	V5Z 1C6
(Address of principal executive offices)	(Zip Code)

46

AGRIFORCE GROWING SYSTEMS, LTD.

Common Stock

PROSPECTUS

_____________, 2024

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts to be shown (by amendment to this Prospectus) are estimates, except for the SEC Registration Fee.

SEC Registration Fee	$
Printing Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Transfer Agent and Registrar Fees	$	*
Miscellaneous Fees and Expenses	$	*
Total		$811.80

*	Unable to be determined at the present time in full.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our bylaws, as amended, provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders’ right (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

The Company had the following sales of unregistered securities during the three months ended March 31, 2023:

300 common shares were issued to consultants.

32,742 common shares were issued upon conversion of prefunded warrants.

14,216 common shares were issued upon conversion of convertible debt.

3,118 common shares were issued as part of compensation to Company officers.

The Company had the following sales of unregistered securities during the three months ended June 30, 2023:

250 common shares were issued to consultants.

10,208 common shares were issued upon conversion of prefunded warrants.

36,111 common shares upon conversion of convertible debt in lieu of repayment in cash.

20,000 common shares issued to a shareholder in a private placement.

The Company had the following sales of unregistered securities during the three months ended September 30, 2023:

350 common shares were issued to consultants.

59,660 common shares were issued upon conversion of prefunded warrants.

422,194 common shares upon conversion of convertible debt in lieu of repayment in cash.

31,889 common shares were issued as part of compensation to Company officers and employees.

The Company had the following sales of unregistered securities during the three months ended December 31, 2023:

580,000 common shares were issued to consultants.

38,565 common shares were issued upon conversion of prefunded warrants.

2,694,611 common shares were issued upon conversion of convertible debt.

1,399,928 common shares upon conversion of convertible debt in lieu of repayment in cash.

On October 18, 2023, a Debenture Investor purchased an additional tranche totaling $2,750,000 in convertible debentures and received 620,230 warrants. The convertible Debentures and Debenture Warrants were issued with an exercise price of $2.62. The issuance of the additional tranche further triggered the down round provision, adjusting the exercise prices of the First and Second Tranche Debentures as well as the First and Second Tranche Debenture Warrants to $2.62.

II-2

On November 30, 2023, a Debenture Investor purchased an additional tranche totaling $2,750,000 in convertible debentures and received 1,986,112 warrants. The convertible Debentures and Debenture Warrants were issued with an exercise price of $0.90. The issuance of the additional tranche further triggered the down round provision, adjusting the exercise prices of the First and Second Tranche Debentures as well as the First and Second Tranche Debenture Warrants to $0.90.

The Company had the following sales of unregistered securities from January 1, 2024 to March 31, 2024:

10,622,392 common shares were issued upon conversion of convertible debt.

5,871,210 common shares upon conversion of convertible debt in lieu of repayment in cash.

112,645 common shares were issued as part of compensation to Company officers.

126,646 common shares were issued to consultants.

On February 21, 2024, a Convertible Debt Investor purchased an additional tranche of $1,100,000 in convertible debentures and received 3,341,122 warrants. The convertible Debentures and Debenture Warrants were issued with an exercise price of $0.214. The issuance of the additional tranche triggered the down round provision, adjusting the exercise prices of the First, Second, Third, and Fourth tranche of Debentures and the First, Second, Third, Fourth tranche of Debenture Warrants to $0.214.

The Company had the following sales of unregistered securities from April 1, 2024 to May 6, 2024:

2,672,430 common shares were issued upon conversion of convertible debt.

15,644 common shares were issued to consultants.

6,425 common shares were issued upon conversion of prefunded warrants.

On April 11, 2024, an Investor purchased an additional tranche of $550,000. The convertible debt and warrants were issued with an exercise price of $0.163 and $0.18, respectively. The issuance of the additional tranche triggered the down round provision, adjusting the exercise prices of the First, Second, Third, Fourth and Fifth Tranche Debentures and the First, Second, Third, Fourth and Fifth Tranche Warrants to $0.163.

On April 11, 2024, the Company entered into Waivers with its two institutional investors from its June 2022 financing which provide for the following (with all defined terms used and not defined herein as defined in that certain Securities Purchase Agreement date as of June 30, 2022 among the Company and the several Purchasers signatory thereto, as amended June 23, 2023 and the Debentures):

1.	The Company waives the minimum tranche for Additional Closings under Section 2.4(a) of the SPA from $1.0 million to $0.5 million. Such Additional Closings may occur until December 31, 2024.

On that date, a Convertible Debt Investor purchased an additional tranche of $550,000 in convertible debentures and received 2,193,253 warrants. The Debentures and Warrants were issued with a conversion and an exercise price of $0.163. The issuance of the additional tranche triggered the down round provision, adjusting the conversion prices of the First, Second, Third, Fourth and Fifth tranche of Debentures and the exercise prices of the First, Second, Third, Fourth and Fifth tranche of Debenture Warrants to $0.163.

Purchases of Equity Securities by the Issuer or Affiliated Purchasers

There were no repurchases of shares of common stock made during the year ended December 31, 2023.

Indemnification of Directors and Officers.

Our bylaws, as amended, provide to the fullest extent permitted by British Columbia law, that our directors or officers shall not be personally liable to us or our shareholders for damages arising from the performance of such director’s or officer’s duties. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders’ rights (through shareholders’ derivative suits on behalf of our Company) to recover damages against a director or officer arising from the performance of such director’s or officer’s duties, except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

Item 16. Exhibits.

Exhibits

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement on Form S-1.

Exhibit Number	Description of Document
3.1	Articles of Incorporation and Bylaws of Issuer*
4.1	Form of Series A Warrant and Representatives Warrant****
4.2	Amended and Restated Stock Option Plan – Form of Stock Option Certificate attached as Schedule A*
4.3	Form of Broker Compensation Warrant Certificate for $1.00 warrants issued to brokers in connection in May 2019 in connection with $1.00 preferred unit financing*
5.1	Opinion of Jolie Kahn, Esq.***********
10.1	Vacant Land Purchase Agreement, dated July 13, 2020, between Company and Coachella Properties, Inc.*
10.2	Capital Funding Group-Commercial Loan Terms_Sheet_-_Re Coachella_3837v2*
10.3	Commercial Loan Agreement with Alterna Bank-2020-04-30*
10.4	Vacant Land Offer Extension_of_Time_Addendum_Coachella-IM Signed*
10.5	Employment Agreement - Ingo Mueller**
10.6	Employment Agreement - Richard Wong**
10.7	Employment Agreement - Troy McClellan**
10.8	Employment Agreement – Mauro Pennella **
10.9	Second Vacant Land Offer Extension_of_Time_Addendum_Coachella-IM Signed***
10.10	Warrant Agent Agreement***
10.11	Capital Funding Term Sheet dated February 5, 2021 ****
10.12	Extension of Land Purchase Agreement ****
10.13	Pharmhaus Termination Agreements ******
10.14	Bridge Loan Agreement dated March 24, 2021******
10.15	Bridge Note, dated March 24, 2021******
10.16	Bridge Warrant, dated March 24, 2021******
10.17	Asset Purchase Agreement – Manna Nutritional Group**
10.18	Definitive Agreement with Humboldt Bliss, Ltd**
10.19	Share Purchase Agreement with Delphy Groep B.V. **
10.20	Binding LOI to Acquire Deroose Plants NV **
10.21	License Agreement with Radical Clean Solutions Ltd. **
10.22	Form of Securities Purchase Agreement********
10.23	Form of Debenture********
10.24	Form of Warrant********
10.25	Form of Registration Rights Agreement********
10.26	Form of Subsidiary Guaranty********
10.27	Form of Lock Up Letter********
10.28	Amendment to Delphy Agreement**********
14.1	Code of Ethics**
21.1	List of Subsidiaries**
23.1	Consent of Marcum, LLP***********
23.2	Consent of Jolie Kahn, Esq.(included in Exhibit 5.1)***********
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Filing Fees***********

* Filed with our Registration Statement on Form S-1 filed with the Commission on December 16, 2020.

** Filed with our Annual Report on 10-K filed with the Commission on March 30, 2022.

*** Filed with Amendment No. 1 to our Registration Statement on Form S-1 filed with the Commission on January 20, 2021.

**** Filed with Amendment No. 2 to our Registration Statement on Form S-1 filed with the Commission on March 3, 2021.

***** Filed with Amendment No. 3 to our Registration Statement on Form S-1 filed with the Commission on March 22, 2021.

****** Filed with Amendment No. 4 to our Registration Statement on Form S-1 filed with the Commission on June 3, 2021.

******* Filed with Amendment No. 5 to our Registration Statement on Form S-1 filed with the Commission on June 14, 2021.

********Filed with our Current Report on Form 8-K filed with the Commission on July 6, 2022.

*********Filed with the Registration Statement on Form S-1 filed on August 1, 2022.

********** Filed with our Current Report on Form 8-K filed on September 26, 2022.

***********Filed herewith.

II-4

Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-5

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this registration statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, BC, Canada, on May 6, 2024.

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	Executive Consultant (Principal Executive Officer)

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jolie Kahn	Executive Consultant	May 6, 2024
Jolie Kahn	(Principal Executive Officer)

/s/ Richard Wong	Chief Financial Officer	May 6, 2024
Richard Wong	(Principal Financial and Accounting Officer)

/s/ John Meekison	Director	May 6, 2024
John Meekison

/s/ David Welch	Director	May 6, 2024
David Welch

/s/ Richard Levychin	Director	May 6, 2024
Richard Levychin

/s/ Amy Griffith	Director	May 6, 2024
Amy Griffith

II-7